                                                                     EXHIBIT 3.1

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                              PETsMART.COM, INC.

     PETsMART.com, Inc. (the "corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"), hereby certifies as follows:

     1. The present name of the corporation is PETsMART.com, Inc., which is the name under which the corporation was originally incorporated, and the date of filing of the original Certificate of Incorporation of the corporation with the Secretary of State of the State of Delaware was May 6, 1999.

     2. Pursuant to Sections 242 and 245 of the General Corporation Law, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the corporation.

     3. The Certificate of Incorporation of the corporation, as amended and restated herein, at the effective time of this Amended and Restated Certificate of Incorporation, shall read in its entirety as follows:

                             "AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                              PETsMART.COM, INC.

     ONE.    That the name of the corporation is: PETsMART.com, Inc.

     TWO.    The address of the corporation's registered office in the State of Delaware is 9 East Loockerman Street, P.O. Box 899, City of Dover, County of Kent, Delaware 19901. The name of its registered agent at such address is National Registered Agents, Inc.

     THREE. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

     FOUR.   The corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of Common Stock that the corporation is authorized to issue is 70,000,000, with a par value of $0.001 per share. The total number of shares of Preferred Stock that the corporation is authorized to issue is 19,769,648 with a par value of $0.001 per share, 3,300,000 of which are designated "Series A Preferred Stock," 1,800,000 of which are designated "Series B Preferred

                                       1
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Stock," 2,805,770 of which are designated "Series C Preferred Stock" and
11,863,878 of which are designated "Series D Preferred Stock."

     The corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance upon conversion of the Preferred Stock shall not be sufficient to permit conversion of the Preferred Stock.

     The relative rights, preferences, privileges and restrictions granted to or imposed upon the respective classes and series of the shares of capital stock or the holders thereof are as set forth below:

     Section 1.  Dividends.  The holders of the Preferred Stock shall be
     ---------   ---------
entitled to receive, out of any funds legally available therefor, noncumulative dividends in an amount equal to 8% of the Original Issue Price per share of such series of Preferred Stock per annum, when and if declared by the corporation's Board of Directors (the "Board of Directors"). No dividend shall be paid on the Common Stock in any year, other than dividends payable solely in capital stock, until all dividends for such year have been declared and paid on the Preferred Stock, and no dividends on the Common Stock shall be paid unless the amount of such dividend on the Common Stock is also paid on the Preferred Stock on an as-converted to Common Stock basis. The original issue price (the "Original Issue Price") (i) per share of Series A Preferred Stock is $1.67, (ii) per share of Series B Preferred Stock is $1.67, (iii) per share of Series C Preferred Stock is $1.67 and (iv) per share of Series D Preferred Stock is $4.67.

     Section 2.  Liquidation Preference.
     ---------   ----------------------

          (a) In the event of any liquidation, dissolution or winding up of the corporation, prior and in preference to any distribution of any of the assets or funds of the corporation to the holders of the Common Stock by reason of their ownership of such stock, (i) the holders of Series A Preferred Stock shall be entitled to receive for each outstanding share of Series A Preferred Stock then held by them an amount equal to $2.67 plus declared but unpaid dividends on such share (as adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like), (ii) the holders of Series B Preferred Stock shall be entitled to receive for each outstanding share of Series B Preferred Stock then held by them an amount equal to $1.67 plus declared but unpaid dividends on such share (as adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like), (iii) the holders of Series C Preferred Stock shall be entitled to receive for each outstanding share of Series C Preferred Stock then held by them an amount equal to $2.06 plus declared but unpaid dividends on such share (as adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like) and (iv) the holders of Series D Preferred Stock shall be entitled to receive for each outstanding share of Series D Preferred Stock then held by them an amount equal to $4.67 plus declared but unpaid dividends on such share (as adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like). The Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock shall rank on parity as to the receipt of the respective preferential amounts for each such series upon the occurrence of such

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event. If, upon the occurrence of a liquidation, dissolution or winding up, the assets and funds of the corporation legally available for distribution to stockholders by reason of their ownership of stock of the corporation shall be insufficient to permit the payment to such holders of Preferred Stock of the full aforementioned preferential amount, then the entire assets and funds of the corporation legally available for distribution to stockholders by reason of their ownership of stock of the corporation shall be distributed ratably among the holders of Preferred Stock in proportion to the preferential amount each such holder would have been entitled to receive if the corporation had sufficient funds to permit payment in full of the aforementioned preferential amount.

          (b) Upon a liquidation, dissolution or winding up of the corporation, and after payment to the holders of Preferred Stock of the amounts to which they are entitled pursuant to Section 2(a), any remaining assets and funds legally available for distribution hereunder shall be distributed solely to the holders of Common Stock in a manner such that the remaining amount distributed to each holder of Common Stock shall equal the amount obtained by multiplying the entire remaining assets of the Corporation legally available for distribution hereunder by a fraction, the numerator of which shall be the number of shares of Common Stock then held by such holder, and the denominator of which shall be the total number of shares of Common Stock then outstanding.

          (c) For the purposes of this Section 2, a liquidation, dissolution or winding up of the corporation shall be deemed to include the corporation's sale of all or substantially all of its assets or the acquisition of this corporation by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of this corporation for securities or consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary, unless the stockholders of this corporation hold at least 50% of the voting power of the surviving corporation in such a transaction.

          (d) If any of the assets of this corporation are to be distributed under this Section 2, or for any other purpose, in a form other than cash, then the Board of Directors shall be empowered to, and shall promptly determine the value of the assets to be distributed to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Common Stock. This corporation shall, upon receipt of such determination, give prompt written notice of the determination to each holder of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Common Stock.

     Section 3.  Conversion.
     ---------   ----------

     The holders of Preferred Stock shall have conversion rights as follows:

          (a) Right to Convert.  Each share of Preferred Stock shall be
              ----------------
convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for such Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the applicable Original Issue Price of such share of Preferred Stock by the Conversion Price (the "Conversion Price") at

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the time in effect for a share of such series of Preferred Stock. The Conversion
Price (i) per share of Series A Preferred Stock initially shall be $0.367399987,
(ii) per share of the Series B Preferred Stock initially shall be $1.67, (iii) per share of Series C Preferred Stock initially shall be $0.468441, and (iv) per share of Series D Preferred Stock initially shall be $4.67, each as subject to adjustment from time to time as provided below.

          (b) Automatic Conversion.  Each share of any series of Preferred Stock
              --------------------
shall automatically be converted into shares of Common Stock at the then effective Conversion Price upon the earlier of (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the initial offer and sale of Common Stock to the public involving gross proceeds to the Company of not less than $15,000,000 and at a minimum offering price of $9.35 per share (a "Qualified Initial Public Offering") or (ii) the consent of holders of not less than 50% of the then outstanding shares of each series of Preferred Stock.

          (c) Mechanics of Conversion.  No fractional shares of Common Stock
              -----------------------
shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled (after aggregating all shares of Preferred Stock held by such holder to be converted, such that the maximum number of whole shares of Common Stock is issued to such holder upon conversion), the corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price of such series of Preferred Stock. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock pursuant to Section 3(a), such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for such Preferred Stock, and shall give written notice by mail, postage prepaid, to the corporation at its principal corporate office, of the election to convert the same, and such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted. In the event of an automatic conversion pursuant to Section 3(b), the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holder of such shares and whether or not the certificates representing such shares are surrendered to the corporation or the transfer agent for such Preferred Stock; and the corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the corporation or the transfer agent for such Preferred Stock as provided above, or the holder notifies the corporation or the transfer agent for such Preferred Stock that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the corporation to indemnify the corporation from any loss incurred by it in connection with such certificates. The corporation shall, as soon as practicable thereafter, issue and deliver to such address as the holder may direct, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. If the conversion is in connection with a Qualified Initial Public Offering, the conversion shall be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, and the conversion shall not be deemed to have occurred until immediately prior to the closing of such Qualified Initial Public Offering.

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          (d) Status of Converted Stock.  In the event any shares of Preferred
              -------------------------
Stock shall be converted pursuant to this Section 3, the shares so converted shall be canceled and shall not be reissued by the corporation.

          (e) Adjustment of Conversion Price of Preferred Stock. The Conversion
              -------------------------------------------------
Prices shall be subject to adjustment from time to time as follows:

              (i)    Adjustments for Subdivisions or Combinations of Common
                     ------------------------------------------------------
Stock. In the event the outstanding shares of Common Stock shall be subdivided
-----
by stock split, stock dividend or otherwise, into a greater number of shares of Common Stock, the Conversion Price of each series of Preferred Stock then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated into a lesser number of shares of Common Stock, the Conversion Price of each series of Preferred Stock then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

              (ii)   Adjustments for Stock Dividends and Other Distributions. In
                     -------------------------------------------------------
the event the corporation makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, any distribution (excluding repurchases of securities by the corporation not made on a pro rata basis) payable in property, in securities of the corporation other than shares of Common Stock or evidences of indebtedness of the corporation, and other than as otherwise adjusted for in this Section 3(e) or as provided for in Section 1 in connection with a dividend, then and in each such event the holders of Preferred Stock shall receive, at the time of such distribution, the amount of property, the number of securities or the amount of such indebtedness of the corporation that they would have received had their Preferred Stock been converted into Common Stock immediately prior to the date of such event.

              (iii)  Adjustments for Reorganizations, Reclassifications or
                     -----------------------------------------------------
Similar Events. If the Common Stock shall be changed into the same or a
--------------
different number of shares of any other class or classes of stock or other securities or property, whether by capital reorganization, reclassification or otherwise, then each share of Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the corporation deliverable upon conversion of such shares of Preferred Stock shall have been entitled upon such reorganization, reclassification or other event.

              (iv)   Adjustments for Diluting Issues. In addition to the
                     -------------------------------
adjustment of the Conversion Prices provided above, the Conversion Price of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock shall be subject to further adjustment from time to time as follows:

                     (A)  Special Definitions.
                          -------------------

                          (1) "Options" shall mean rights, options or warrants
to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

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                          (2) "Original Issue Date" for each series of Preferred
Stock shall mean the date on which the first share of a series of Preferred
Stock was first issued.

                          (3) "Convertible Securities" shall mean securities,
either directly or indirectly, convertible into, or exchangeable for, Common Stock.

                          (4) "Additional Shares of Common Stock" shall mean all
shares of Common Stock issued (or, pursuant to Section 3(e)(iv)(C), deemed to be issued) by the corporation after the Original Issue Date other than shares of Common Stock issued (or, pursuant to Section 3(e)(iv)(C), deemed to be issued):

                              i)    upon conversion of shares of Preferred
Stock;

                              ii)   to employees, consultants or directors
pursuant to stock option, stock grant, stock purchase or similar plans or arrangements approved by the Board of Directors, including without limitation upon the exercise of Options;

                              iii)  to equipment lessors, banks, financial
institutions or similar entities in transactions approved by the Board of Directors, the principle purpose of which is other than the raising of capital;

                              iv)   as a dividend or other distribution in
connection with which an adjustment to the Conversion Price is made pursuant to
Section 3(e)(i), (ii) or (iii);

                              v)    in the corporation's first initial public
offering of its Common Stock;

                              vi)   in a merger or acquisition that is approved
by the Board of Directors;

                              vii)  pursuant to any transactions approved by the
Board of Directors primarily for the purpose of (A) joint ventures, technology licensing or research and development activities, (B) distribution or manufacture of the corporation's products or services, or (C) any other transactions involving corporate partners that are primarily for purposes other than raising capital; or

                              viii) if the holders of a majority of the then
outstanding shares of each series of Preferred Stock agree in writing that such Additional Shares of Common Stock, of which the Conversion Price may be subject to adjustment, shall not constitute Additional Shares of Common Stock.

                     (B) No Adjustment of Conversion Price.  No adjustment in
                         ---------------------------------
the Conversion Price shall be made pursuant to Section 3(e)(iv)(D) unless the consideration per share for an Additional Share of Common Stock issued (or, pursuant to Section 3(e)(iv)(C), deemed to be issued) by the corporation is less than the Conversion Price in effect on the date of, and immediately prior to, such issue, and provided that any such adjustment shall not have the

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effect of increasing the Conversion Price to an amount which exceeds the
Conversion Price existing immediately prior to such adjustment.

                     (C) Deemed Issue of Additional Shares of Common Stock.
                         -------------------------------------------------
Except as otherwise provided in Section 3(e)(iv)(A) or 3(e)(iv)(B), in the event the corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of any holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which additional shares of Common Stock are deemed to be issued:

                         (1) no further adjustment in the Conversion Price shall
be made upon the subsequent issue of such Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                         (2) if such Options or Convertible Securities by their
terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof or upon the occurrence of a record date with respect thereto, and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recalculated to reflect such increase or decrease;

                         (3) upon the expiration of any such Options or any
rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof or upon the occurrence of a record date with respect thereto, and any subsequent adjustments based thereon, shall, upon such expiration, be recalculated as if:

                             i)  in the case of Convertible Securities or
Options for Common Stock, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities, and the consideration received therefor was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the corporation upon such exercise, or for the issue of all such Convertible Securities, whether or not converted or exchanged, plus the additional consideration, if any, actually received by the corporation upon such conversion or exchange; and

                             ii) in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were

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issued at the time of issue of such Options and the consideration received by the corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                         (4) no readjustment pursuant to Section 3(e)(iv)(C)(2)
or (3) above shall have the effect of increasing the Conversion Price to an amount which exceeds the Conversion Price existing immediately prior to the original adjustment with respect to the issuance of such Options or Convertible Securities, as adjusted for any Additional Shares of Common Stock issued (or, pursuant to Section 3(e)(iv)(C), deemed to be issued) between such original adjustment date and such readjustment date;

                         (5) in the case of any Options which expire by their
terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options; and

                         (6) in the case of any Option or Convertible Security
with respect to which the maximum number of shares of Common Stock issuable upon exercise or conversion or exchange thereof is not determinable, no adjustment to the Conversion Price shall be made until such number becomes determinable.

                     (D) Adjustment of Conversion Price Upon Issuance of
                         -----------------------------------------------
Additional Shares of Common Stock. Subject to the limitation set forth in
---------------------------------
Section 3(e)(iv)(B) above, if Additional Shares of Common Stock are issued (or, pursuant to Section 3(e)(iv)(C), deemed to be issued) without consideration or for a consideration per share (computed on an as-converted to Common Stock basis) less than the Conversion Price in effect on the date of, and immediately prior to, such issue (a "Dilutive Issue"), then, and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purposes of this Section 3(e)(iv)(D), all shares of Common Stock issuable upon exercise of outstanding Options, upon conversion of outstanding Convertible Securities and Preferred Stock, shall be deemed to be outstanding, and, immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section 3(e)(iv)(C), such Additional Shares of Common Stock shall be deemed to be outstanding.

                     (E) Determination of Consideration.  For purposes of this
                         ------------------------------
Section 3(e)(iv), the consideration received by the corporation for any Additional Shares of

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Common Stock issued (or, pursuant to Section 3(e)(iv)(C), deemed to be issued)
shall be computed as follows:

                         (1) Cash and Property.  Such consideration shall:
                             -----------------

                             i)    insofar as it consists of cash, be computed
at the aggregate amount of cash received by the corporation after deducting any commissions paid by the corporation with respect to such issuance;

                             ii)   insofar as it consists of property other than
cash, be computed at the fair value thereof at the time of such issuance, as determined in good faith by the Board of Directors of the corporation; and

                             iii)  if Additional Shares of Common Stock are
issued (or, pursuant to Section 3(e)(iv)(C), deemed to be issued) together with other shares or securities or other assets of the corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors of the corporation.

                         (2) Options and Convertible Securities. The
                             ----------------------------------
consideration received by the corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3(e)(iv)(C) relating to Options and Convertible Securities shall be the sum of (x) the total amount, if any, received or receivable by the corporation as consideration for the issue of such Options or Convertible Securities, plus (y) the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

          (f) Certificate as to Adjustments.  Upon the occurrence of each
              -----------------------------
adjustment or readjustment of the Conversion Price pursuant to this Section 3, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock to which such adjustment pertains a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Prices at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's Preferred Stock.

     Section 4.  Voting.
     ---------   ------

          (a) General.  Except as otherwise required by law, each holder of
              -------
Common Stock shall be entitled to one vote for each share of Common Stock so held and each holder of

Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Preferred Stock so held could be converted at the record date for determination of the stockholders entitled to vote, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as required by law or as otherwise set forth herein (including without limitation Section 4(b)), all shares of all series of Preferred Stock and all shares of Common Stock shall vote together as a single class. Fractional votes by the holders of Preferred Stock shall not, however, be permitted, and any fractional voting rights shall (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) be rounded down to the nearest whole number.

          (b) Election of Directors.  The authorized number of directors of the
              ---------------------
corporation shall be set forth in the Bylaws of the corporation and may be increased or decreased by an amendment to such Bylaws in accordance with their provisions. For so long as at least fifty percent (50%) of the initial shares of Series A Preferred Stock remain outstanding (as adjusted for recapitalizations, stock combinations, stock dividends, stock splits and the like), the holders of shares of Series A Preferred Stock, voting separately as a class, shall be entitled to elect three (3) directors of the corporation at each annual election of directors (and to fill any vacancies with respect thereto) (the "Series A Directors"). For so long as at least fifty percent (50%) of the initial shares of Series C Preferred Stock remain outstanding (as adjusted for recapitalizations, stock combinations, stock dividends, stock splits and the like), the holders of Series C Preferred Stock, voting separately as a class, shall be entitled to elect three (3) directors of the corporation at each annual election of directors (and to fill any vacancies with respect thereto) (the "Series C Directors"). The Common Stock and Preferred Stock, together as a single class, shall be entitled to elect all remaining directors at each annual election of directors (and to fill any vacancies with respect thereto).

          (c) Approval by Series A Preferred Stock.  The corporation shall not,
              ------------------------------------
without first obtaining the approval of the holders of not less than a majority of the then outstanding total number of shares of Series A Preferred Stock:

              (i) increase the number of authorized shares of Series A Preferred Stock;

              (ii) authorize, create or issue any shares of any class or series of stock, or any other securities convertible into equity securities of the corporation, or reclassify any existing shares into equity securities or any other securities convertible into equity securities of the corporation, having any preference or priority superior to any such preference or priority of the Series A Preferred Stock;

              (iii) adversely alter or change in any material respect the rights, references, privileges, or restrictions of the Series A Preferred Stock;

              (iv) take any action resulting in the repurchase or redemption of shares of Common Stock, except as set forth in Section 5 hereof;

              (v)    change the size of the Board of Directors;

              (vi) enter into, amend or in any way alter in any material way the provisions of any strategic relationship or agreement entered into by the corporation with any holder holding a majority of the Series C Preferred Stock, unless approved by a majority of the Series A Directors (as defined in 4(b)); or

              (vii) enter into any transaction that would occasion the corporation's sale or lease of all or substantially all of its assets or the acquisition of the corporation by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the corporation for securities or consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary, unless the stockholders of this corporation immediately prior to such transaction hold at least 50% of the voting power of the surviving corporation in such a transaction.

          (d) Approval by Series C Preferred Stock.  The corporation shall not,
              ------------------------------------
without first obtaining the approval of the holders of not less than a majority of the then outstanding total number of shares of Series C Preferred Stock:

              (i) increase the number of authorized shares of Series C Preferred Stock;

              (ii) authorize, create or issue any shares of any class or series of stock, or any other securities convertible into equity securities of the corporation, or reclassify any existing shares into equity securities or any other securities convertible into equity securities of the corporation, having any preference or priority superior to or on parity with any such preference or priority of the Series C Preferred Stock;

              (iii) adversely alter or change in any material respect the rights, preferences, privileges, or restrictions of the Series C Preferred Stock;

              (iv) take any action resulting in the repurchase or redemption of shares of Common Stock, except as set forth in Section 5 hereof;

              (v)    change the size of the Board of Directors;

              (vi) enter into, amend or in any way alter in any material way the provisions of any strategic relationship or agreement entered into by the corporation with any holder holding a majority of the Series A Preferred Stock, unless approved by a majority of the Series C Directors (as defined in 4(b)); or

              (vii) enter into any transaction that would occasion the corporation's sale or lease of all or substantially all of its assets or the acquisition of the corporation by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the corporation for securities or consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary, unless the stockholders of this corporation immediately prior to

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

such transaction hold at least 50% of the voting power of the surviving corporation in such a transaction.

     Section 5.  Consent to Distributions.  Each holder of Preferred Stock shall
     ---------   ------------------------
be deemed to have consented, for purposes of Sections 502, 503 and 506 of the California Corporations Code and Sections 1 and 2 of this Article Four, to distributions made by the corporation in connection with the repurchase of shares of Common Stock from employees, officers, directors or consultants of the corporation in connection with the termination of their employment or services pursuant to agreements or arrangements approved by the Board of Directors of the corporation.

     Section 6.  Reacquired Shares.  Any shares of Preferred Stock purchased or
     ---------   -----------------
otherwise acquired by the corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     Section 7.  Waiver of Rights, Preferences or Privileges.  Any right,
     ---------   -------------------------------------------
preference or privilege of the Preferred Stock may be waived by a majority of the outstanding shares of each series of Preferred Stock voting on an as-converted to Common Stock basis, and such waiver shall be binding on all holders of Preferred Stock.

     FIVE.   The corporation is to have perpetual existence.

     SIX.    The number of directors which constitute the whole Board of the corporation, including those specified in Article Four, Section 4(b) hereof, shall be as specified in the Bylaws of the corporation.

     SEVEN. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the corporation is expressly authorized to make, alter, amend or repeal the Bylaws of the corporation.

     EIGHT. Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the corporation shall so provide.

     NINE.   Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the corporation may provide. The books of the corporation may be kept outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors of the corporation or in the Bylaws of the corporation.

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

     TEN.

          (a) Limitation of Director's Liability.  To the fullest extent not
              ----------------------------------
prohibited by the General Corporation Law of Delaware as the same exists or as it may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for conduct as a director.

          (b) Indemnification of Corporate Agents.  The corporation may
              -----------------------------------
indemnify to the fullest extent not prohibited by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, such person's testator or intestate is or was a director, officer, employee benefit plan fiduciary, agent or employee of the corporation or any predecessor of the corporation or serves or served at the request of the corporation or any predecessor of the corporation as a director, officer, agent, employee benefit plan fiduciary or employee of another corporation, partnership, limited liability company, joint venture, trust or other entity or enterprise.

          (c) Repeal or Modification.  Neither any amendment or repeal of this
              ----------------------
Article Ten, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article Ten, shall eliminate or reduce the effect of this Article Ten, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article Ten, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision."

     4. The foregoing amendment and restatement of the Certificate of Incorporation has been duly approved by the Board of Directors of the corporation in accordance with the provisions of Section 242 and 245 of the General Corporation Law.

     5. The foregoing amendment and restatement of the Certificate of Incorporation has been duly approved by the written consent of the stockholders in accordance with Sections 228, 242 and 245 of the General Corporation Law. The total number of outstanding shares of Common Stock of the Corporation is 2,006,283. The total number of outstanding shares of Series A Preferred Stock is 3,000,000. The total number of outstanding shares of Series B Preferred Stock is 1,800,000. The total number of outstanding shares of Series C Preferred Stock 2,400,000. The number of shares held by stockholders who consented to this amendment in writing equaled or exceeded the required percentage. Pursuant to Section 228 of the General Corporation Law, prompt written notice of this amendment and restatement has been given to all stockholders who did not consent in writing to this amendment.

                 [Remainder  of Page Intentionally Left Blank]


     IN WITNESS WHEREOF, the corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Tom McGovern, Jr., President, this 5th day of October 1999.

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

                                    PETsMART.com, Inc.

                                    By:  /s/ Tom McGovern
                                        ----------------------------
                                        Tom McGovern, Jr., President

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